UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Roku, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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Roku, Inc.

1155 Coleman Avenue

San Jose, California 95110

Notice of Annual Meeting of Stockholders

To Be Held on June 9, 2022 at 9:00 a.m. Pacific Time

To the Stockholders of Roku, Inc.:

On behalf of our board of directors (our Board), it is our pleasure to invite you to attend the 2022 Annual Meeting of Stockholders (the Annual Meeting) of Roku, Inc., a Delaware corporation (Roku). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROKU2022 on Thursday, June 9, 2022 at 9:00 a.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class II directors to serve until our 2025 annual meeting of stockholders.

2.	To elect one Class III director to serve until our 2023 annual meeting of stockholders.

3.	To consider an advisory vote on Roku’s named executive officer compensation.

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

5.	To conduct any other business properly brought before the Annual Meeting.

The record date for the Annual Meeting is April 14, 2022. Only stockholders of record of our Class A and Class B common stock at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

On or about April 26, 2022, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the internet or by telephone and how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed at www.proxyvote.com. You will be asked to enter the control number located on your Notice or proxy card.

A list of stockholders entitled to vote will be available for 10 days prior to the Annual Meeting at our headquarters, 1155 Coleman Avenue, San Jose, California 95110. If you would like to view the stockholder list, please contact the office of our Corporate Secretary via email at corporatesecretary@roku.com. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/ROKU2022.

By Order of the Board of Directors

Anthony Wood

President, Chief Executive Officer, and Chairman

San Jose, California

April 26, 2022

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card or in the Notice. Even if you have voted by proxy, you may still vote during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.

Roku, Inc. 2022 Proxy Statement	1

Voting and Meeting Information

This section provides information about participating in and voting at the Annual Meeting and summarizes certain information contained elsewhere in this proxy statement. This section does not contain all of the information that you should consider in deciding how to vote at the Annual Meeting, and you should read the entire proxy statement carefully before voting.

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have elected to provide access to our proxy materials over the internet. Accordingly, we have sent our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) because our Board is soliciting our stockholders’ proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders may access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or request a printed copy may be found in the Notice. We expect to mail the Notice on or about April 26, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend and participate in the Annual Meeting online?

The Annual Meeting will be conducted virtually, via live webcast only. You will not be able to attend the Annual Meeting in person. We believe the virtual format allows us to communicate effectively and efficiently with our stockholders while enhancing attendance and participation regardless of where a stockholder resides. Any stockholder can virtually attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ROKU2022. Stockholders may vote and submit questions while attending the meeting online. Guests may also attend the Annual Meeting. If you log in to the virtual meeting as a guest, you will not be able to vote or ask questions during the meeting.

The Annual Meeting will begin at 9:00 a.m. Pacific Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. To enter the meeting as a stockholder, you will need a control number. Your control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock (as defined below), or included with your voting instructions received from your broker, bank, or other agent if you hold your shares of common stock in “street name” (as defined below). Further information on how to attend and participate online is available at www.virtualshareholdermeeting.com/ROKU2022. The webcast will be recorded and available for replay for at least 30 days following the Annual Meeting on our investor relations website (roku.com/investor).

How do I ask questions at the Annual Meeting?

Stockholders may submit written questions in advance of the Annual Meeting at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/ROKU2022. If you wish to submit a question during the Annual Meeting, log in to the virtual meeting website using your control number, type your question into the “Ask a Question” field and click “Submit.” Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. We will endeavor to answer as many questions related to the business of the Annual Meeting that comply with our Annual Meeting Rules of Conduct as time permits. Our Annual Meeting Rules of Conduct will be available at www.virtualshareholdermeeting.com/ROKU2022.

What if I need technical assistance?

Beginning at 8:45 a.m. Pacific Time on the date of the Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting while logging in or during the meeting time, you should contact the support team listed on www.virtualshareholdermeeting.com/ROKU2022.

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Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 14, 2022 will be entitled to vote at the Annual Meeting. On the record date, there were 119,847,820 shares of Class A common stock and 16,124,644 shares of Class B common stock outstanding and entitled to vote (together referred to as our common stock).

A list of stockholders entitled to vote will be available for 10 days prior to the Annual Meeting at our headquarters, 1155 Coleman Avenue, San Jose, California 95110. If you would like to view the stockholder list, please contact the office of our Corporate Secretary via email at corporatesecretary@roku.com. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/ROKU2022.

Stockholders of Record: Shares Registered in Your Name

If, on April 14, 2022, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on April 14, 2022, your shares of common stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. Since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from your broker, bank, or other agent.

What matters am I voting on?

There are four matters scheduled for a vote:

•	Election of two Class II directors to hold office until our 2025 annual meeting of stockholders;

•	Election of one Class III director to hold office until our 2023 annual meeting of stockholders;

•	Approval, on an advisory basis, of the compensation of our named executive officers (NEOs); and

•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to our Board or you may “Withhold” your vote for any nominee you specify. With regard to Proposals 3 and 4, you may vote “For” or “Against” or you may “Abstain” from voting on the matter.

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Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy through the internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.

•	To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/ROKU2022 starting at 9:00 a.m. Pacific Time on June 9, 2022.

•	To vote online before the Annual Meeting, go to www.proxyvote.com.

•	To vote by toll-free telephone, call 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call).

•	To vote by mail, complete, sign, and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time on June 8, 2022, we will vote your shares as you direct.

To vote, you will need your control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank, or other agent if you hold your shares of common stock in “street name.”

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a written notice that you are revoking your proxy to the office of our Corporate Secretary via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112.

•	You may attend and vote online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by such party.

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What happens if I do not vote?

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the internet, by telephone, or by mailing your proxy card, your shares will not be voted. If we receive your vote by internet or telephone or your signed proxy card up until 11:59 p.m. Eastern Time on June 8, 2022, or if you vote during the Annual Meeting, we will vote your shares as you direct.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the Annual Meeting are marked “abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposals 1, 2, and 3 are non-routine matters so your broker or other agent may not vote your shares on Proposals 1, 2, or 3 without your instructions. Proposal 4 is a routine matter so your broker or other agent may vote your shares on Proposal 4 even in the absence of your instruction.

Please instruct your broker, bank, or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of each nominee for Class II director, FOR the election of the nominee for Class III director, FOR the advisory approval of our NEO compensation, and FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. If any other matter is properly presented at the Annual Meeting, a proxyholder (one of the individuals named on the proxy card) will vote your shares of common stock using their best judgment.

How many votes do I have?

Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. Our Class A and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

How do I find out whether I have Class A or Class B common stock?

If you are unsure whether you hold shares of Class A or Class B common stock, you may contact our stock administrator at stockadmin@roku.com.

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What vote is required to approve each proposal?

The vote required to approve each proposal is set forth below. Brokers or other agents who do not receive voting instructions from the beneficial owners of shares of Class A common stock will only have discretion to vote on Proposal 4.

Proposal		Vote Required	Effect of Broker Non-Votes	Effect of Abstentions
1.	Election of two Class II directors	Nominees receiving the highest number of “For” votes will be elected. “Withhold” votes will have no effect.	No effect	Not applicable
2.	Election of one Class III director
3.	Approval, on an advisory basis, of our NEO compensation	“For” votes from the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the matter.	No effect	Counts against
4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022	“For” votes from the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the matter.	Not applicable	Counts against

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. (Broadridge) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet (either prior to or during the Annual Meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary. This notice may be delivered to us via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct, Suite 100, San Jose, California 95112. To be timely for the 2023 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 9, 2023 and March 11, 2023, provided that if the date of that annual meeting of stockholders is earlier than May 10, 2023 or later than July 9, 2023, you must give the

Roku, Inc. 2022 Proxy Statement	5

required notice not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our bylaws.

To comply with the universal proxy rules (once effective), in addition to satisfying the requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than Roku’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and intended to be presented at the 2023 annual meeting of stockholders must be received by us not later than December 27, 2022 in order to be considered for inclusion in our proxy materials for that meeting. Such proposals may be delivered to us via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of our common stock issued, outstanding, and entitled to vote at the Annual Meeting are present at the meeting or represented by proxy. On the record date, there were 119,847,820 shares of Class A common stock and 16,124,644 shares of Class B common stock outstanding and entitled to vote. Our Class A common stock has one vote per share and our Class B common stock has ten votes per share. To have a quorum, the holders of shares representing an aggregate of 140,547,130 votes must be present or represented by proxy at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the stockholders entitled to vote that are present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or they may be held in different brokerage or other accounts. Please follow the instructions on each Notice to ensure that all of your shares are voted.

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What if multiple members of my household are stockholders, but we only received one Notice or full set of proxy materials?

U.S. Securities and Exchange Commission (SEC) rules permit companies and intermediaries, such as brokers, to deliver a single Notice or set of proxy materials to stockholders sharing the same address. In accordance with prior notice sent to certain brokers, banks, dealers, or other agents, we are sending only one Notice or full set of proxy materials to addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces our printing and postage costs and conserves natural resources.

To receive a separate copy of the Notice or, if applicable, our proxy materials, contact Broadridge at 1-866-540-7095 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy of the proxy materials will be delivered promptly in response to any such request. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request householding, please contact Broadridge at the address and phone number above, or your broker. Once you have elected householding, it will continue until you are notified otherwise or until you revoke your consent.

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Board of Directors and Corporate Governance

Roku is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders. Our Board has adopted written charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as a Code of Conduct and Business Ethics that applies to all of our employees, contingent workers, officers, and directors. The committee charters and the Code of Conduct and Business Ethics, and any waivers or amendments to the Code of Conduct and Business Ethics, are available on our investor relations website (roku.com/investor) in the “Governance—Governance Overview” section.

Corporate Governance Highlights

Highlights of our corporate governance practices include:

✓  We are committed to Board refreshment and diversity.

✓  Our Board is comprised of a majority of independent directors.

✓  Our Board committees are comprised entirely of independent directors.

✓  Our independent directors regularly meet in executive session.

✓  We conduct regular Board and committee self-evaluations.

✓  We have adopted mandatory stock ownership guidelines for directors and senior executives.

✓  We maintain a clawback policy applicable to senior executives.

✓  We have an anti-hedging and anti-pledging policy applicable to directors and employees.

✓  We have robust Board and committee risk oversight practices.

✓  We conduct an annual say-on-pay vote.

Board Overview

Our Board currently consists of eight directors: Anthony Wood, Ravi Ahuja, Mai Fyfield, Jeffrey Hastings, Laurie Simon Hodrick, Neil Hunt, Gina Luna, and Ray Rothrock. Below is a snapshot of the current composition of our Board:

INDEPENDENCE	TENURE	AGE	GENDER DIVERSITY

Independent • • • • • •	< 4 Years • • •	49-55 Years • • •	Female • • •

Non-Independent • •	4-7 Years • •	56-60 Years • • • •	Male • • • • •
	> 8 Years • • •	> 60 Years •

Director Biographies

Below is biographical information, as of the date of this proxy statement, about each of our director nominees and our continuing directors, including the specific qualifications, experience, attributes, or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that he or she should serve as one of our directors.

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Director Nominees for Election at the 2022 Annual Meeting until the Annual Meeting of Stockholders in 2025

Gina Luna
Independent Director Director since: December 2020 Age: 49 Committees: Audit (Financial Expert)

Ms. Luna is a partner in GP Capital Partners, LP, a private debt/equity fund formed in late 2020. Ms. Luna has served as the Chief Executive Officer of Luna Strategies, LLC, an independent consulting firm, since November 2016. Previously, Ms. Luna served at JPMorgan Chase and Co. for 21 years, holding several senior management level positions, including Managing Director, Chase Commercial Banking; Chief Marketing Officer, Chase Commercial Banking; and Chief Operating Officer, Commercial and Investment Banking, South Region. Since July 2018, Ms. Luna has served as a director of TETRA Technologies, Inc. Ms. Luna received a B.B.A. in finance and management from Texas A&M University. Ms. Luna was selected to serve on our Board because of her extensive banking, marketing, and executive management experience, as well as her prior service on public and private company boards.

Ray Rothrock
Independent Director Director since: August 2014 Age: 67 Committees: Compensation (Chair); Nominating and Corporate Governance

Since June 2020, Mr. Rothrock has served as Executive Chairman of RedSeal, Inc., a cybersecurity company. From February 2014 to June 2020, Mr. Rothrock served as Chairman and Chief Executive Officer of RedSeal. From 1988 to June 2013, Mr. Rothrock was a partner at Venrock, a venture capital firm. Since 1995, Mr. Rothrock has served as a director of Check Point Software Technologies Ltd. Mr. Rothrock holds a B.S. in nuclear engineering from Texas A&M University, an M.S. in nuclear engineering from the Massachusetts Institute of Technology, and an M.B.A. from Harvard Business School. Mr. Rothrock was selected to serve on our Board because of his extensive experience with technology companies, as well as his prior service on public and private company boards.

Director Nominee for Election at the 2022 Annual Meeting until the Annual Meeting of Stockholders in 2023

Jeffrey Hastings
Director since: August 2011 Age: 57

Since August 2009, Mr. Hastings has served as Chief Executive Officer of BrightSign LLC, a manufacturer of digital signage media players. From August 2007 to March 2009, Mr. Hastings was President and General Manager, Digital Media of Corel Corporation, a software company. From August 2005 to August 2007, Mr. Hastings served as General Manager at Pinnacle Systems, Inc., a hardware and software company. From April 2004 to August 2005, Mr. Hastings served as Chief Operating Officer at M-Audio, a hardware and software company. From April 2003 to April 2004, Mr. Hastings served as President at Rio, Inc., a portable audio device company. From August 2001 to April 2003, Mr. Hastings held several roles at SonicBlue Incorporated, a consumer electronics company, with his last position being Vice President, Engineering, Operations and Customer Care. From February 2000 to August 2001, Mr. Hastings served as Executive Vice President of Products at ReplayTV, Inc. He holds a B.S. in computer science from Purdue University. Mr. Hastings was selected to serve on our Board because of his extensive experience in working with digital media companies.

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Directors Continuing in Office Until the Annual Meeting of Stockholders in 2023

Neil Hunt
Independent Director Director since: August 2017 Age: 60 Committees: Compensation

Since April 2021, Dr. Hunt has served as Chief Product Officer of Vibrant Planet, an ecotechnology startup incorporated in Delaware as a public benefit corporation. From January 2019 to October 2021, Dr. Hunt served as the Chief Strategy Officer of Curai, Inc., a healthcare technology startup, and previously served as its Chief Executive Officer from January 2018 to December 2018. From 1999 to July 2017, he served as Chief Product Officer at Netflix, Inc., a media technology company. Prior to Netflix, Dr. Hunt served in various engineering and product roles at the software test tool company Pure Software and its successors, Pure Atria Corporation and Rational Software. Dr. Hunt has served as a director of Logitech International S.A. since September 2010. Dr. Hunt holds a doctorate in computer science from the University of Aberdeen and a B.Sc. degree and an honorary D.Sc. degree from the University of Durham. Dr. Hunt was selected to serve on our Board because of his extensive experience in the streaming media technology industry, as well as his prior service on a public company board.

Anthony Wood
President, Chief Executive Officer, and Chairman Director since: February 2008 Age: 56

Mr. Wood is our founder and has served as our Chief Executive Officer since October 2002, as our Chairman since February 2008, and as our President since July 2011. Prior to Roku, Mr. Wood founded ReplayTV, where he served as CEO before the company’s acquisition in 2001, and co-founded iband.com, an internet software company later acquired by Macromedia. He also founded BrightSign LLC, a manufacturer of digital signage media players. Mr. Wood holds a B.S. in electrical engineering from Texas A&M University. Mr. Wood was selected to serve on our Board because of the perspective and experience he brings as our founder and Chief Executive Officer and his extensive experience in the software, hardware, and online entertainment industries.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2024

Ravi Ahuja
Independent Director Director since: February 2013 Age: 51 Committees: Nominating and Corporate Governance (Chair); Compensation

Since March 2021, Mr. Ahuja has served as Chairman of Global TV Studios and Sony Pictures Entertainment Corporate Development, an operating unit of Sony Pictures Entertainment Inc., a media company. From March 2019 to November 2020, Mr. Ahuja was President, Business Operations, and Chief Financial Officer of Walt Disney Television, a media company. From June 2016 to March 2019, Mr. Ahuja served as Chief Financial Officer of Fox Networks Group, an operating unit of Twenty-First Century Fox, a media company. Mr. Ahuja held several other senior positions at Fox Networks Group from 2007 to 2016. From 1999 to 2007, Mr. Ahuja served in various executive capacities at Virgin Entertainment Group, Inc., a media company, including ultimately as its Chief Financial Officer. Mr. Ahuja was an associate at McKinsey & Co., a management consulting firm, from 1997 to 1999. He holds a B.S. in finance and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Ahuja was selected to serve on our Board because of his management experience, his strong background in finance and global strategic planning, and his extensive work experience in the media and entertainment industry.

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Mai Fyfield
Independent Director Director since: May 2018 Age: 52 Committees: Audit

Ms. Fyfield was Chief Strategy and Commercial Officer at Sky plc, a media and telecommunications company, until October 2018, responsible for leading strategy and Sky’s commercial partnerships across the Sky Group. She previously served in various other capacities at Sky since 1999, and was a key player in the growth and diversification of the business. Ms. Fyfield has served as a director of Nationwide Building Society since 2015, as a director of BBC Commercial Holdings Ltd since August 2019, as a director of ASOS plc since November 2019, and as a director of Football Association Premier League since October 2021. She holds a B.A. in economics from Cambridge University and an M.A. in economics from Tufts University. Ms. Fyfield also served as a board observer at Roku from 2014 until our IPO in 2017. Ms. Fyfield was selected to serve on our Board because of her significant strategic experience in working with media and technology companies and her deep understanding of the growth and development of Roku’s business.

Laurie Simon Hodrick
Independent Director Director since: December 2020 Age: 59 Committees: Audit (Chair; Financial Expert)

Dr. Hodrick is the A. Barton Hepburn Professor Emerita of Economics in the Faculty of Business at Columbia Business School, where she has served on the faculty since 1996. Since September 2015, Dr. Hodrick has served as a Visiting Fellow at the Hoover Institution at Stanford University. She was previously a Visiting Professor of Law and Rock Center for Corporate Governance Fellow at Stanford Law School. Dr. Hodrick was also a managing director at Deutsche Bank from 2006 to 2008. Since September 2017, Dr. Hodrick has served as a director of PGIM Funds, the retail investments business of PGIM, the global investment management business of Prudential Financial, Inc. Since January 2022, she has served as a director of Andela, a private global technology talent network. She previously served as a director of SYNNEX Corporation, Kabbage, Corporate Capital Trust, and Merrill Lynch Investment Managers funds. Dr. Hodrick received a B.A. in economics from Duke University and a Ph.D. in economics from Stanford University. Dr. Hodrick was selected to serve on our Board because of her deep financial and corporate governance expertise, her extensive academic experience, and her prior service on public and private company boards.

Director Independence

Our Class A common stock is listed on The Nasdaq Global Select Market (Nasdaq). Under the Nasdaq listing standards, independent directors must comprise a majority of our Board. The Nasdaq listing standards also require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of a company’s board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Audit Committee members must satisfy the additional independence criteria set forth in the Nasdaq listing standards and Rule 10A-3 under Exchange Act. Compensation Committee members must also satisfy the additional independence criteria set forth in the Nasdaq listing standards and Rule 10C-1 under the Exchange Act.

Roku, Inc. 2022 Proxy Statement	11

Our Board annually reviews its composition, the composition of its committees, and the independence of the directors. As a result of this review and based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that Mr. Ahuja, Ms. Fyfield, Dr. Hodrick, Dr. Hunt, Ms. Luna, and Mr. Rothrock do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent under the applicable SEC rules and the Nasdaq listing standards. Our Board also determined that Alan Henricks, whose term of service on our Board ended on June 10, 2021, was independent during the time he served on the Board. For Mr. Ahuja, our Board considered that Mr. Ahuja serves as Chairman of Global TV Studios and Sony Pictures Entertainment Corporate Development, an affiliate of Sony Group Corporation, a multinational technology and media company. For Dr. Hunt, our Board considered that Dr. Hunt serves as a consultant to the office of the Chief Technology Officer of Sony Group Corporation. Affiliates of Sony Group Corporation engage in ordinary course licensing and advertising transactions with Roku. For Dr. Hodrick, our Board considered that Dr. Hodrick was a member of the board of directors of SYNNEX Corporation, a business process services company engaged in ordinary course distribution activity of certain of our products, until September 2021. Our Board concluded that such transactions, relationships, and arrangements involving each of Mr. Ahuja, Dr. Hunt, and Dr. Hodrick did not impair the independence of such directors.

Our Board determined that Mr. Wood is not independent given his position as our President and Chief Executive Officer and Mr. Hastings is not independent given his status as the Chief Executive Officer of BrightSign LLC, where Mr. Wood was the Chairman of the board of directors and the majority stockholder until October 2021. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing standards.

Board Leadership Structure

Mr. Wood serves as the Chairman of our Board. Our Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the Board and management to benefit from the extensive executive leadership and operational experience of Mr. Wood. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors together with Mr. Hastings bring experience, oversight, and expertise from outside of our company, while Mr. Wood brings company-specific experience and expertise.

Executive Sessions of Independent Directors

To encourage and enhance communication among independent directors, and as required under the Nasdaq listing standards, our independent directors meet in executive session regularly (no less than twice per year) without non-independent directors present.

Board Meetings

Our Board is responsible for the oversight of company management and the strategy of our company and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. In 2021, our Board met four times and acted by unanimous written consent once. Each director attended 75% or more of the aggregate of the meetings of our Board and of the committees on which he or she served in 2021.

We encourage our directors and director nominees to attend our annual meeting of stockholders. Eight directors attended the 2021 annual meeting of stockholders, at which time our Board was comprised of nine directors.

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Committees of the Board

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, available on our investor relations website (roku.com/investor) in the “Governance—Governance Overview” section. The table below provides the current membership (M) and chair (C) information for each standing committee. Members serve on these committees until their resignation or until otherwise determined by our Board.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ravi Ahuja		M	C
Mai Fyfield	M
Laurie Simon Hodrick	C
Neil Hunt		M
Gina Luna	M
Ray Rothrock		C	M

Audit Committee

Our Board has determined that each member of the Audit Committee is independent under the heightened Nasdaq listing standards for audit committee members and Rule 10A-3 under the Exchange Act. Our Board has also determined that each of Dr. Hodrick and Ms. Luna is an “audit committee financial expert” as defined by the SEC. In addition, our Board has determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board examined each Audit Committee member’s scope of experience, employment history, and education. In 2021, the Audit Committee met four times and acted by unanimous written consent once.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as our independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of our independent registered public accounting firm;

•

discussing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and our independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	reviewing our guidelines and policies on risk assessment and risk management, including financial risk exposures, and the steps taken by management to monitor and control these exposures;

•	reviewing management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules and our Code of Conduct and Business Ethics;

•	reviewing related person transactions;

•

reviewing significant cybersecurity matters and concerns involving our company, including information security and related regulatory matters, and the adequacy and effectiveness of our information security policies and practices and internal controls regarding information security;

Roku, Inc. 2022 Proxy Statement	13

•

obtaining and reviewing a report by our independent registered public accounting firm at least annually that describes its internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by our independent registered public accounting firm.

Compensation Committee

Our Board has determined each member of the Compensation Committee is independent under the heightened Nasdaq listing standards for compensation committee members, and each is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. In 2021, the Compensation Committee met four times and acted by unanimous written consent six times.

The primary purpose of the Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving our overall compensation strategy and policies;

•	reviewing and approving the compensation of our executive officers and other senior management;

•	reviewing and recommending to our Board the compensation of our non-employee directors;

•

reviewing the effectiveness of our policies and strategies relating to human capital management, including those regarding recruiting, retention, engagement, development, diversity, equity and inclusion, and management succession;

•	appointing and overseeing any compensation consultant, legal counsel, or other advisers to assist in performance of its duties;

•	reviewing disclosures and reports to be included in our annual reports and proxy statements; and

•	administering our stock and equity incentive plans.

Nominating and Corporate Governance Committee

Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards. In 2021, the Nominating and Corporate Governance Committee met three times. Specific responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying, evaluating, and recommending to our Board nominees for election to our Board;

•	evaluating the performance of our Board and the independence of individual directors;

•	considering and making recommendations to our Board regarding the composition of the committees of our Board;

•	instituting a continuing education program for directors;

•	overseeing and reviewing the processes for information dissemination to our Board;

•	reviewing management succession plans; and

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

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Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of Mr. Ahuja, Dr. Hunt, and Mr. Rothrock, none of whom is or has been one of our officers or employees. None of our executive officers currently serves, or during 2021 served, as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more executive officers serving on our Compensation Committee or our Board.

Board and Committee Self-Evaluations

Our Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for the evaluation. Our outside corporate counsel conducts interviews of each director to assist us in assessing effectiveness. The results are reported and discussed at meetings of the Nominating and Corporate Governance Committee and the Board.

Nominations Process and Director Qualifications

Nomination to Our Board

Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our policies, our certificate of incorporation, and our bylaws. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, and stockholders, using the same criteria to evaluate all such candidates. A stockholder or employee who wishes to suggest a candidate for the committee’s consideration should send the candidate’s name and qualifications to the office of our Corporate Secretary via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Information regarding the process for stockholders who wish to submit director nominations to be presented at our 2023 annual meeting of stockholders is set forth above under “Voting and Meeting Information—When are stockholder proposals due for next year’s annual meeting?”

Director Qualifications

With the goal of developing a diverse, experienced, and highly qualified Board, the Nominating and Corporate Governance Committee is responsible for recommending to our Board the desired qualifications, expertise, and characteristics of director nominees. The Nominating and Governance Committee seeks nominees who exhibit integrity, collegiality, sound business judgment, and other qualities deemed critical to effective functioning of our Board, including experience or expertise in the following areas:

•	Media, entertainment, and technology industry knowledge

•	Finance and accounting expertise

•	Senior management and operational experience

•	Service on public and private company boards

•	International business experience

•	Experience in academia

•	Corporate governance expertise

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With respect to diversity, the Nominating and Governance Committee may consider factors such as diversity in viewpoint, professional experience, education, international experience, skills, and other individual qualifications and attributes, including characteristics such as race, ethnicity, national origin, gender and gender expression, and sexual orientation, among others.

Communications with the Board

Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by email or mail, care of the office of our Corporate Secretary at corporatesecretary@roku.com or at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112. The communication should indicate that it contains a stockholder or interested party communication. All such communication will be reviewed by the Corporate Secretary, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our Board.

Code of Conduct and Business Ethics

Our Board has adopted a Code of Conduct and Business Ethics that applies to all of our employees, contingent workers, officers, and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. Our Code of Conduct and Business Ethics is posted on our investor relations website (roku.com/investor) in the “Governance—Governance Overview” section. We will post amendments to our Code of Conduct and Business Ethics or any waivers of our Code of Conduct and Business Ethics for directors and executive officers on the same website.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational and strategic objectives, improve long-term organizational performance, and enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. Our Board, as a whole, determines the appropriate level of risk for Roku, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks.

While our Board administers this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas. Specifically:

•

Our Audit Committee assesses and monitors our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including our guidelines and policies governing the process by which risk assessment and management is undertaken. Our Audit Committee monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Audit Committee also monitors management’s preparedness for and responses to cybersecurity incidents.

•

Our Compensation Committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate such risks (see “Compensation Discussion and Analysis—Compensation Risk Assessment” below for additional details).

•	Our Nominating and Corporate Governance Committee assesses and monitors risks relating to our corporate governance policies and practices and the independence of our Board.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax, and audit related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.

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Board Diversity Matrix

The table below summarizes certain self-identified characteristics of our Board members in accordance with the requirements of Nasdaq Rule 5606.

Board Diversity Matrix (as of April 14, 2022)
Total Number of Directors			8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	4	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–

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Director Compensation

We compensate non-employee directors for their service on our Board with a combination of cash and equity awards, the amounts of which are commensurate with their roles and involvement, and consistent with peer company practices. In setting director compensation, we consider the amount of time our directors expend in fulfilling their duties as well as the skill level required of members of our Board. Mr. Wood, our President and Chief Executive Officer, does not receive additional compensation for his service as a director.

The Compensation Committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and considering changes to our non-employee director compensation program and recommends changes, if any, to the full Board for its consideration and approval. The Compensation Committee periodically reviews and assesses the level, type, and form of compensation paid to our non-employee directors with the assistance of Compensia, Inc. (Compensia), its compensation adviser. After consultation with Compensia pursuant to this review process in 2020 and 2021, including review of non-employee director compensation trends and data from companies comprising our executive officer compensation peer group, the Compensation Committee made the following changes to our non-employee director compensation program:

•	Effective as of January 1, 2021:

•	The cash retainer for service as chair of the Compensation Committee increased to $18,000 from $15,500;

•	The cash retainer for service as chair of the Audit Committee increased to $25,000 from $22,500;

•	The cash retainer for service on the Compensation Committee increased to $8,000 from $7,500; and

•	The value ascribed to fiscal year 2021 annual and initial non-employee director equity grants increased to $225,000 from $200,000.

•	Effective as of January 1, 2022:

•	The cash retainer for service as chair of the Compensation Committee increased to $20,000 from $18,000; and

•	The value ascribed to fiscal year 2022 annual and initial non-employee director equity grants increased to $240,000 from $225,000.

•	Effective as of March 29, 2022:

•	The methodology for calculating the number of shares subject to non-employee director equity grants was updated to conform to the methodology used for Roku employee grants. Specifically:

•

The number of stock options granted will be determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date, and multiplying that number by a factor intended to approximate a Black-Scholes value; and

•

The number of RSUs granted will be determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date.

Our 2021 non-employee director compensation program is described in detail below.

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Cash Compensation

In 2021, each non-employee director received an annual cash retainer of $45,000 for serving on our Board. In addition, the chairs and members of the committees of our Board received the following additional annual cash retainers:

Board Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	25,000	10,000
Compensation Committee	18,000	8,000
Nominating and Corporate Governance Committee	10,000	5,000

All annual cash compensation amounts are payable in equal quarterly installments in arrears, generally no later than the last day of each quarter for which the service occurred, pro-rated for any partial months served in the applicable fiscal quarter.

Equity Compensation

Annual Grants

In 2021, on the date of our annual meeting of stockholders, each continuing non-employee director received an equity grant for shares for our Class A common stock equivalent to $225,000 under our 2017 Equity Incentive Plan (the 2017 Plan), consisting of 50% in stock options vesting monthly over one year from the grant date and 50% in restricted stock units (RSUs) vesting on the earlier of the date of the next annual meeting of stockholders or the first anniversary of the grant date, each subject to continued service as a director through each applicable vesting date.

We determined the number of stock options granted by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 60 trading days ending five days prior to the grant date, and multiplying that number by a factor intended to approximate a Black-Scholes value (which, for the 2021 annual equity grants, was 2.9). We determined the number of RSUs granted by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 60 trading days ending five trading days prior to the grant date. We used an average stock price, rather than a single day stock price, to provide a more stabilized stock value that is less susceptible to possible swings in the market. Each stock option has a term of ten years from the grant date, subject to earlier termination of vesting in connection with a termination of the non-employee director’s continuous service with us. The exercise price per share of each stock option was the closing price of our Class A common stock on the grant date.

Initial Grants

In 2021, any new non-employee director joining our Board would have received an equity grant for shares for our Class A common stock equivalent to $225,000 under the 2017 Plan, pro-rated on a monthly basis for the period commencing on the new director’s start date and ending on the date of the next annual meeting of stockholders. Any such new director equity grant would have consisted of 50% in stock options vesting monthly through the date of the next annual meeting of stockholders and 50% in RSUs vesting on the date of the next annual meeting of stockholders, each subject to continued service as a director through each applicable vesting date, with the number of stock options and RSUs determined in the same manner as described in “Equity Compensation—Annual Grants” above. No new directors joined our Board in 2021; accordingly, no such grants were made.

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Vesting Acceleration

In the event of a change of control (as defined in our 2017 Plan), any unvested portion of an equity award granted to our non-employee directors after our IPO will fully vest and become exercisable immediately prior to the effective date of such change of control, subject to the non-employee director’s continuous service with us on the effective date of the change of control.

Non-Employee Director Compensation Table

The following table provides information for all compensation awarded to, earned by, or paid to each of our non-employee directors in the year ended December 31, 2021. As an NEO, Mr. Wood did not receive any additional compensation in connection with his service on our Board. Mr. Wood’s compensation is shown below in “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	RSU Awards(1) ($)	Total ($)
Ravi Ahuja	65,500	118,309	114,429	298,238
Mai Fyfield	55,000	118,309	114,429	287,738
Jeffrey Hastings	45,000	118,309	114,429	277,738
Alan Henricks(2)	31,154	—	—	31,154
Laurie Simon Hodrick	63,365	118,309	114,429	296,103
Neil Hunt	53,000	118,309	114,429	285,738
Gina Luna	55,000	118,309	114,429	287,738
Ray Rothrock	68,000	118,309	114,429	300,738

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each RSU or stock option, as applicable, granted in 2021, computed in accordance with the provisions of Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 18, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In the case of options, our non-employee directors will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

(2)

Mr. Henricks’ term of service on our Board ended on June 10, 2021. We entered into a consulting agreement with Mr. Henricks that commenced upon the expiration of his term of service on our Board, as described below under “Consulting Agreement with Alan Henricks.”

The following table provides additional information concerning the total outstanding RSUs and stock option awards held by our current non-employee directors and Mr. Henricks as of December 31, 2021.

Name	Total Unvested RSUs Awards Outstanding (#)	Total Option Awards Outstanding (#)
Ravi Ahuja	329	12,282
Mai Fyfield	329	3,489
Jeffrey Hastings	329	12,282
Alan Henricks	—	36,661
Laurie Simon Hodrick	329	1,734
Neil Hunt	329	89,759
Gina Luna	329	1,734
Ray Rothrock	329	2,433

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We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and its committees.

Consulting Agreement with Alan Henricks

In April 2021, we entered into a Consulting Agreement with Mr. Henricks that commenced upon the expiration of Mr. Henricks’ term of service on our Board. Under this agreement, Mr. Henricks may provide consulting services to us as may be requested from time to time by our Chief Executive Officer, Chief Financial Officer, General Counsel, Board, and/or Audit Committee. As compensation for these services, we will pay Mr. Henricks an agreed upon hourly rate, plus reasonable and necessary expenses, with total fees not to equal or exceed $120,000 in any rolling 12-month period. This agreement will terminate on June 10, 2022.

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Proposals 1 and 2

Election of Class II and Class III Directors

Our Board is divided into three classes with the members of each class serving as a director for a three-year term, and with the terms of office of the respective classes expiring in successive years.

Our Board presently has eight members, and our directors currently are divided into three classes as follows:

•	Class I directors: Ravi Ahuja, Mai Fyfield, and Laurie Simon Hodrick

•	Class II directors: Jeffrey Hastings, Gina Luna, and Ray Rothrock

•	Class III directors: Neil Hunt and Anthony Wood

The terms of the Class II directors will expire at this year’s Annual Meeting. The terms of the Class III and Class I directors expire at the annual meetings of stockholders to be held in 2023 and 2024, respectively.

Our Board proposes the election of Ms. Luna and Mr. Rothrock at this year’s Annual Meeting to serve as Class II directors for a three-year term expiring at the annual meeting of stockholders to be held in 2025 and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. Our Board also proposes the election of Mr. Hastings at this year’s Annual Meeting to serve as a Class III director for a one-year term expiring at the annual meeting of stockholders to be held in 2023 and until his successor is duly elected and qualified or until his earlier death, resignation, or removal. Ms. Luna and Mr. Rothrock have agreed to stand for election as Class II directors, and Mr. Hastings has agreed to stand for election as a Class III director.

If Proposals 1 and 2 pass, following the Annual Meeting our directors would be divided into the three classes as follows:

•	Class I directors: Ravi Ahuja, Mai Fyfield, and Laurie Simon Hodrick

•	Class II directors: Gina Luna and Ray Rothrock

•	Class III directors: Jeffrey Hastings, Neil Hunt, and Anthony Wood

Should any director nominee become unavailable for election as a result of an unexpected occurrence, your proxy authorizes the persons named as proxies to vote for a substitute nominee if our Board so chooses, or our Board may reduce its size.

Our Nominating and Corporate Governance Committee seeks to assemble a board that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, leveraging our directors’ diversity of backgrounds and experience in various areas. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities deemed critical to effective functioning of our Board.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

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Proposal 3

Advisory Vote on the Compensation of Our NEOs

In accordance with Section 14A of the Exchange Act, we are seeking approval, on a non-binding and advisory basis, of the compensation of our NEOs for the year ended December 31, 2021, as described in this proxy statement in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation.” This non-binding, advisory vote, is commonly referred to as a “say-on-pay” vote. The say-on-pay vote is not intended to address any specific items of compensation or the compensation of a specific NEO, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Our stockholders have recommended, and our Board has approved, annual advisory votes on executive compensation. Accordingly, the next advisory vote on executive compensation will occur at our 2023 annual meeting of stockholders.

As described in more detail under “Compensation Discussion and Analysis,” our compensation philosophy is designed to attract, retain, and reward talented individuals. Our compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular role as well as the unique qualifications of the individual employee and not by the title of a position.

As an advisory vote, this say-on-pay proposal is not binding. However, our Board and our Compensation Committee, which is responsible for designing the compensation program of our NEOs, value the opinions expressed by stockholders in their vote on this proposal, and our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our NEOs.

Advisory approval of this say-on-pay proposal requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

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Proposal 4

Ratification of Selection of Independent Registered Public Accounting Firm

Our Audit Committee has re-appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022 and has directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Although it is not required by law, we believe that it is good practice to request ratification of this selection by our stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP has audited our financial statements since 2011. Even if the selection is ratified, our Board or the Audit Committee may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Roku and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER  31, 2022.

Principal Accounting Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the years ended December 31, 2021 and 2020.

	Year Ended December 31,
	2021	2020(5)
Audit Fees(1)	$3,401,630	$2,696,594
Audit Related Fees(2)	—	374,500
Tax Fees(3)	90,000	—
All Other Fees(4)	3,790	1,895

Total Fees	$3,495,420	$3,072,989

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, and services normally provided in connection with regulatory filings, as well as fees related to the statutory audits of certain of our subsidiaries.

(2)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Fees for the year ended December 31, 2020 related to professional services rendered in connection with our prospectus supplement for our at-the-market offering.

(3)

Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. Fees for the year ended December 31, 2021 related to professional services in connection with U.S. federal and state tax compliance.

(4)	Consists of fees billed for access to an online library of accounting and financial disclosure literature.

(5)

Fees for the year ended December 31, 2020 were recategorized to better align with the fee categories described in Schedule 14A, Item 9(e) under the Exchange Act. The total fees amount is the same as the amount disclosed in our 2021 proxy statement filed with the SEC on April 28, 2021.

24	Roku, Inc. 2022 Proxy Statement

Pre-Approval Policies and Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, retaining, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a Pre-Approval Policy under which the Audit Committee approves in advance audit and non-audit services to be performed by our independent registered public accounting firm. Under the Pre-Approval Policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services, and permissible other services up to specified dollar amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

All of the services provided by Deloitte & Touche LLP for the years ending December 31, 2021 and 2020 described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with the management of Roku. The Audit Committee has discussed with its independent registered public accounting firm, Deloitte & Touche LLP, the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in Roku’s Annual Report on Form 10-K for the year ended December 31, 2021.

Submitted by the Audit Committee

Laurie Simon Hodrick (Chair)

Mai Fyfield

Gina Luna

Roku, Inc. 2022 Proxy Statement	25

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to Roku as of April 14, 2022 with respect to the beneficial ownership of our Class A and Class B common stock by: (i) each of our NEOs; (ii) each of our directors; (iii) all directors and executive officers as a group; and (iv) each person or group that beneficially owns more than 5% of our Class A or Class B common stock.

The percentage of shares beneficially owned is based on 119,847,820 shares of Class A common stock and 16,124,644 shares of Class B common stock outstanding as of April 14, 2022. In calculating the number of shares beneficially owned and the percentage ownership of each person listed, we deemed to be outstanding all shares of our common stock subject to options held by the person that are currently exercisable or that will become exercisable within 60 days of April 14, 2022 and all RSUs held by the person that will vest within 60 days of April 14, 2022. However, we did not deem such shares of our common stock or RSUs outstanding for the purpose of calculating the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons listed have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information in this table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in this table is c/o Roku, Inc., 1155 Coleman Avenue, San Jose, California 95110. The information provided in this table is based on our records, information filed with the SEC, and information provided to us.

	Shares Beneficially Owned				% of Total Voting Power†
	Class A		Class B
	Shares	%	Shares	%
NEOs
Anthony Wood(1)	366,074	*	17,404,611	98.8%	58.9%
Steve Louden(2)	141,480	*	23,332	*	*
Stephen H. Kay(3)	139,882	*	27,685	*	*
Mustafa Ozgen(4)	9,989	*	—	—	—
Scott Rosenberg(5)	296,481	*	170,961	1.0%	1.6%
Directors
Ravi Ahuja(6)	13,676	*	—	—	*
Mai Fyfield(7)	4,431	*	—	—	*
Jeffrey Hastings(8)	14,554	*	—	—	*
Laurie Simon Hodrick(9)	2,332	*	—	—	*
Neil Hunt(10)	8,698	*	83,333	*	*
Gina Luna(11)	2,332	*	—	—	*
Ray Rothrock(12)	39,860	*	—	—	*
All directors and executive officers as a group (12 persons)(13)	1,039,789	*	17,709,922	98.8%	59.8%
5% Stockholders
The Vanguard Group(14)	10,048,797	8.4%	—	—	3.6%
Entities Affiliated with FMR LLC(15)	9,303,665	7.8%	—	—	3.3%
BlackRock, Inc.(16)	7,736,188	6.5%	—	—	2.8%
ARK Investment Management LLC(17)	6,033,578	5.0%	—	—	2.1%

26	Roku, Inc. 2022 Proxy Statement

*	Denotes less than 1%.
†

Represents the voting power with respect to all shares of our Class A and Class B common stock, voting as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share.

(1)

Includes (i) 256,374 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022 and (ii) 1,497,496 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022. Mr. Wood has shared voting and dispositive power over 25,000 shares of Class A common stock and 15,907,115 shares of Class B common stock, which are held by the Wood Revocable Trust. Mr. Wood and his wife are co-trustees of the Wood Revocable Trust. Mr. Wood also has shared voting and dispositive power over 36,000 shares of Class A common stock held by the Wood 2020 Irrevocable Trust (the Irrevocable Trust) and 48,700 shares of Class A common stock held by the Anthony J. Wood 2022 Annuity Trust V (the Annuity Trust). Mr. Wood has the ability to remove and replace the trustee and investment adviser of each of the Irrevocable Trust and the Annuity Trust, and as a result may be deemed to have beneficial ownership of the shares held by the Irrevocable Trust and the Annuity Trust. This filing shall not be deemed an admission that Mr. Wood is the beneficial owner of such shares for purposes of Section 13(d) of the Exchange Act, or for any other purpose, and Mr. Wood disclaims beneficial ownership of such shares.

(2)

Consists of (i) 141,480 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022 and (ii) 23,332 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022.

(3)

Includes (i) 60,665 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022, (ii) 1,905 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022, and (iii) 27,685 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022.

(4)	Consists of 9,989 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022.

(5)

Includes (i) 189,595 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022, (ii) 4,849 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022, and (iii) 170,961 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022. Mr. Rosenberg has shared voting and dispositive power of 26,253 shares of Class A common stock held by the Rosenberg 2021 Gift Trust.

(6)

Includes (i) 12,282 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022 and (ii) 329 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022.

(7)

Includes (i) 3,489 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022 and (ii) 329 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022.

(8)

Includes (i) 12,282 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022 and (ii) 329 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022.

(9)

Includes (i) 1,734 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022 and (ii) 329 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022.

(10)

Includes (i) 6,426 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022, (ii) Consists of 329 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022, and (iii) 83,333 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022.

Roku, Inc. 2022 Proxy Statement	27

(11)

Includes (i) 1,734 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022 and (ii) 329 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022.

(12)

Includes (i) 2,433 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022 and (ii) 329 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022.

(13)

Includes (i) 688,494 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022, (ii) 19,046 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days after April 14, 2022, and (iii) 1,802,807 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 14, 2022.

(14)

Based on information reported by The Vanguard Group (Vanguard) on a Schedule 13G/A filed with the SEC on February 9, 2022, Vanguard beneficially owns an aggregate of 10,048,797 shares of Class A common stock, consisting of (i) 113,086 shares as to which it has shared voting power, (ii) 9,792,521 shares as to which it has sole dispositive power, and (iii) 256,276 shares as to which it has shared dispositive power. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(15)

Based on information reported by FMR LLC (FMR) and Abigail P. Johnson on a Schedule 13G/A filed with the SEC on February 9, 2022, FMR beneficially owns an aggregate of 9,303,665 shares of Class A common stock, consisting of (i) 2,727,668 shares as to which it has sole voting power and (ii) 9,303,665 shares as to which it has sole dispositive power. Abigail P. Johnson beneficially owns an aggregate of 9,303,665 shares of Class A common stock as to which she has sole dispositive power. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR is 245 Summer Street, Boston, MA 02210.

(16)

Based on information reported by BlackRock, Inc. (BlackRock) on a Schedule 13G/A filed with the SEC on February 3, 2022, BlackRock beneficially owns 7,376,188 shares of Class A common stock, consisting of (i) 6,353,049 shares as to which it has sole voting power and (ii) 7,376,188 shares as to which it has sole dispositive power. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(17)

Based on information reported by ARK Investment Management LLC (ARK) on a Schedule 13G filed with the SEC on February 9, 2022, ARK beneficially owns an aggregate of 6,033,578 shares of Class A common stock, consisting of (i) 5,399,784 shares as to which it has sole voting power, (ii) 482,274 shares as to which it has shared voting power, and (iii) 6,033,578 shares as to which it has sole dispositive power. The address for ARK is 3 East 28th Street, 7th Floor, New York, NY 10016.

28	Roku, Inc. 2022 Proxy Statement

Executive Officer Biographies

Below is biographical information for our executive officers as of the date of this proxy statement. For more information about Mr. Wood, see “Board of Directors and Corporate Governance—Director Biographies.”

Name	Age	Position
Anthony Wood	56	President, Chief Executive Officer, and Chairman
Steve Louden	50	Chief Financial Officer
Stephen H. Kay	61	Senior Vice President, General Counsel and Secretary
Mustafa Ozgen	54	Senior Vice President and General Manager, Account Acquisition
Scott Rosenberg	48	Senior Vice President and General Manager, Platform Business

Steve Louden has served as our Chief Financial Officer since June 2015. From May 2009 to June 2015, Mr. Louden served in various capacities at Expedia, Inc., an internet travel company, including as its Vice President, Corporate Finance and most recently serving as its Treasurer. Prior to joining Expedia, Mr. Louden held finance, strategy, and planning roles at Washington Mutual, Inc., McKinsey & Company, and the Walt Disney Company, and began his career as a financial analyst with Merrill Lynch and Co., Inc. Mr. Louden holds a B.A. in Economics and Mathematics from Claremont McKenna College and an M.B.A. from Harvard Business School.

Stephen H. Kay has served as our Senior Vice President and General Counsel since January 2014 and our Secretary since February 2014. From June 2009 to December 2013, Mr. Kay was a Partner at Hogan Lovells LLP, an international law firm, and he served as the Managing Partner of such law firm’s Los Angeles office from January 2011 to December 2013. From January 2003 to May 2008, Mr. Kay served as Executive Vice President and General Counsel at Gemstar-TV Guide International, Inc., a media and technology company. From January 1995 to December 2002, Mr. Kay was a Partner at Hogan & Hartson LLP, an international law firm. Mr. Kay holds a B.A. in History from the University of California, Berkeley and a J.D. from Boston University School of Law.

Mustafa Ozgen has served as our Senior Vice President and General Manager, Account Acquisition since February 2019. From September 2018 to February 2019, Mr. Ozgen was the Chief Executive Officer and a member of the board of directors of SmartKem Limited, a manufacturer of organic semiconductor materials for flexible displays. From August 2015 to September 2018, Mr. Ozgen served as the Chief Executive Officer and as a member of the board of directors of QD Vision, a nanotechnology display and lighting product company acquired by Samsung Electronics in November 2016. Prior to that, from 2012 to 2015, Mr. Ozgen served as Senior Vice President and General Manager of Home Multimedia Business Unit at Sigma Designs, a semiconductor company. Mr. Ozgen holds a Bachelor’s Degree in Computer Engineering from the Turkish Naval Academy and a Master’s Degree in Computer Science from the Naval Postgraduate School.

Scott Rosenberg has served as our Senior Vice President and General Manager, Platform Business since January 2018. From November 2012 until February 2017, he served as our Vice President of Advertising and from March 2017 to December 2017, he served as General Manager and Senior Vice President of Advertising. Before joining Roku, Mr. Rosenberg co-founded and served as CEO of Umami Co, a companion TV mobile application company. From January 2007 to April 2010, Mr. Rosenberg served as Vice President of Advanced Advertising at Rovi Corporation, where he led advertising sales. From July 2005 to January 2007, Mr. Rosenberg served as Director of Product Management at BlackArrow, Inc., a TV ad serving technology company. Earlier in his career, Mr. Rosenberg held product and engineering roles focused on advertising and video technologies at Replay TV, Analog Devices, and Intel Corporation. Mr. Rosenberg holds a B.S.E. in Computer Science from Princeton University and was a Fulbright Fellow to Japan. He also holds an M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology, and an M.B.A. from the Sloan School at MIT.

On January 7, 2022, we announced that Mr. Rosenberg advised us that he plans to step down sometime in the spring of 2022. We have commenced an executive search for Mr. Rosenberg’s successor.

Roku, Inc. 2022 Proxy Statement	29

Compensation Discussion and Analysis

This Compensation Discussion and Analysis summarizes our compensation philosophy, objectives, policies, and structure for the Named Executive Officers (NEOs) listed below for the year ended December 31, 2021.

•	Anthony Wood, President, Chief Executive Officer, and Chairman

•	Steve Louden, Chief Financial Officer

•	Stephen H. Kay, Senior Vice President, General Counsel and Secretary

•	Mustafa Ozgen, Senior Vice President and General Manager, Account Acquisition

•	Scott Rosenberg, Senior Vice President and General Manager, Platform Business

The total compensation provided to our NEOs for the year ended December 31, 2021 is set forth in detail in the “Summary Compensation Table” and the other tables under the heading “Executive Compensation.”

Compensation Philosophy

Our compensation philosophy is designed to establish and maintain an executive compensation program that attracts, retains, and rewards talented executives who possess the skills necessary for Roku to achieve its strategic objectives. As a result, we endeavor to pay competitive total compensation that is guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the unique qualifications of the individual executive. The total compensation paid to our executive officers is comprised of salary and equity awards. We do not pay our executive officers cash bonuses or have equity awards tied to either individual or corporate performance goals because we expect our executives to perform at the highest level regardless of possible bonus payouts or awards. In determining each executive officer’s total compensation, we consider what an executive officer would be paid by another employer, what we would have to pay to replace the executive officer, and the amount we would pay to retain the executive officer.

Compensation Setting Process

Role of the Compensation Committee, Chief Executive Officer, and Compensation Adviser

Our Compensation Committee is responsible for setting the total compensation for our NEOs and reports to our Board on its discussions, decisions, and other actions. Our Chief Executive Officer typically attends Compensation Committee meetings and makes recommendations to our Compensation Committee regarding the total compensation of the other NEOs, but he is not present during discussion, deliberation, and decisions regarding his own compensation. The Compensation Committee then reviews the recommendations and other data and makes decisions as to the total compensation for each NEO, as well as the allocation of the amount of total compensation between salary and equity awards.

Our Compensation Committee is authorized, in its sole discretion, to retain the services of compensation consultants, outside legal counsel and such other advisers as necessary to assist with the execution of its duties and responsibilities. During 2021, our Compensation Committee retained Compensia, a national compensation consulting firm, to serve as its compensation consultant and to assist it with its duties. Compensia performed various projects for the Compensation Committee, including assisting in determining compensation peer group composition, providing support and specific analyses with regard to compensation data for executive officer and non-employee director compensation, and other compensation-related matters. Compensia uses the competitive market data described below to recommend cash and equity compensation consistent with the practices of the companies in our compensation peer group for the Compensation Committee to consider.

30	Roku, Inc. 2022 Proxy Statement

Compensia attends Compensation Committee meetings, executive sessions, and preparatory meetings with the committee chair and certain executive officers, as requested by the Compensation Committee. Compensia does not provide any services directly to Roku, and Compensia maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. Our Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in the applicable SEC rules and Nasdaq listing standards, and has concluded that the engagement of Compensia does not raise any conflicts of interest or similar concerns.

Competitive Positioning

In determining the total compensation for each of our NEOs, our Compensation Committee, with assistance from Compensia, reviews the compensation practices and levels of our compensation peer group to assess whether individual total compensation is sufficiently competitive to attract and retain our NEOs. When establishing the peer group in March 2021, the Compensation Committee considered the inclusion of technology companies with annual revenues of between 0.5x to 2.0x Roku’s last four quarters’ revenue and a market capitalization of approximately 0.3x to 3.0x of Roku’s market capitalization. The Compensation Committee also considered companies with revenue growth of greater than 15% and market capitalization of greater than 2.0x revenue. After considering input from Compensia, the Compensation Committee approved a peer group comprised of the companies listed below. The Compensation Committee regularly reviews the compensation peer group and the underlying peer selection criteria to assess that it remains appropriate for review and comparison purposes.

Autodesk, Inc.	Paycom Software, Inc.	Snap Inc.	Ubiquiti Inc.
DocuSign, Inc.	Peloton Interactive, Inc.	Splunk Inc.	Zendesk, Inc.
Fortinet, Inc.	Pinterest, Inc.	The Trade Desk, Inc.	Zoom Video Communications, Inc.
HubSpot, Inc.	RingCentral, Inc.	Twilio Inc.
Netflix, Inc.	Slack Technologies, Inc.	Twitter, Inc.

When performing its NEO total compensation review during 2021, our Compensation Committee’s compensation assessment was informed by information from peer group company filings with the SEC and compensation survey data from Radford/Aon’s Global Technology Survey that included utilizing special sub-groups of technology companies.

Although its analysis of competitive market data provides our Compensation Committee with guiding information and a broad market check, our Compensation Committee does not specifically benchmark compensation for our NEOs in terms of picking a particular percentile relative to other executives with similar titles at peer group companies. Instead, our Compensation Committee applies its subjective judgment in determining the total compensation for each NEO and considers the data above in conjunction with a number of factors, including our compensation philosophy, an NEO’s individual skills and expertise, and the scope and criticality of each NEO’s role. Our Compensation Committee also considers the beneficial stock ownership of each of the NEOs and the actual total compensation an NEO is expected to earn during the year, including the value of outstanding and unvested equity awards.

Determining Total Compensation

In June 2021, our Compensation Committee conducted its annual review of our compensation philosophy and the total compensation for our NEOs. The competitive market data referenced above were reviewed by our Compensation Committee, with the assistance of Compensia, and used as one reference point in addition to other factors in determining the compensation for our NEOs. The Compensation Committee determined not to make any changes to our compensation philosophy or the elements of total compensation during its review, and maintained the mix of compensation allocated to each NEO of salary and equity awards at the same target percentages as set in 2020, with at most 35% of total compensation paid in salary and at least 65% of total

Roku, Inc. 2022 Proxy Statement	31

compensation awarded in the form of equity awards for our NEOs, other than our Chief Executive Officer, and at most 20% of total compensation paid in salary and at least 80% of total compensation awarded in equity for our Chief Executive Officer. In determining the actual allocation of the elements of total compensation, the Compensation Committee considered market competitive value, and because the salaries of our NEOs are not always adjusted annually (including in 2021), the actual mix of compensation has become more heavily weighted toward equity awards, which further aligns the interests of our NEOs with the interests of our stockholders. In 2021, the actual breakdown between our Chief Executive Officer’s salary as a percentage of total compensation and equity awards as a percentage of total compensation (determined based on the target dollar value of such awards) was 7% and 93%, respectively, and the average 2021 breakdown between each other NEO’s salary as a percentage of total compensation and equity awards as a percentage of total compensation was 15% and 85%, respectively.

Salary

We use salary to compensate our NEOs for services rendered during the year and to recognize the experience, skills, knowledge, and responsibilities required of each NEO. In June 2021, our Compensation Committee reviewed the total compensation and salaries of our NEOs, taking into consideration market conditions the competitive market analysis performed by Compensia, the recommendations of our Chief Executive Officer, the annual vesting value of previously granted equity awards, and our goal of retaining highly experienced, skilled, and knowledgeable NEOs. Following its review and using the factors described above, our Compensation Committee determined that the annual salary levels for each of our NEOs would remain at 2020 levels for 2021: $1,200,000 for Mr. Wood, $700,000 for Mr. Louden, $500,000 for Mr. Kay, $875,000 for Mr. Ozgen, and $800,000 for Mr. Rosenberg.

In December 2018, our Compensation Committee adopted the Executive Supplemental Stock Option Program (the Supplemental Option Program), which allows our executive officers to elect to reduce their annual base salary for a given year in exchange for a series of monthly grants of fully-vested stock options under our 2017 Plan. Each executive officer’s election to participate in the Supplemental Option Program must be made prior to the commencement of the applicable year. Pursuant to the Supplemental Option Program, prior to the end of 2020, Mr. Wood elected that for calendar year 2021 he would reduce his annual base salary by $240,000 in exchange for monthly grants of vested stock options with a value intended to equal the amount of such reduced salary, with such value determined by dividing the monthly dollar amount by which Mr. Wood elected to reduce his salary by the quotient of the closing price of our Class A common stock on the grant date and 2.9. See Note 2 to “Executive Compensation—Summary Compensation Table” and Note 3 to “Executive Compensation—Grants of Plan-Based Awards” below.

Equity Compensation

We view equity awards as a critical element of our total compensation. Although we do not specifically tie any portion of an NEO’s compensation to Roku’s performance, the realized value of equity awards bears a direct relationship to our stock price, and therefore, these awards are an incentive for our NEOs to create long-term value for our stockholders because the value of their equity awards increases when there is an increase in stockholder value.

Generally, the equity awards our Compensation Committee grants in connection with its annual compensation review do not begin to vest immediately or even after one year. It is our Compensation Committee’s intention for each NEO to have equity awards that have at least three to four years of vesting in the future. Since these equity awards do not begin to vest for several years, our equity award vesting is also a means of retaining our NEOs.

32	Roku, Inc. 2022 Proxy Statement

In June 2021, the Compensation Committee reviewed each NEO’s projected actual total compensation, including the vesting value of previously granted equity awards, and determined to grant new equity awards to each of the NEOs, with the dollar values ascribed to such awards set forth in the table below. After the Compensation Committee determined the appropriate dollar value ascribed to the equity awards, these NEOs were provided the opportunity to select whether their equity awards would be granted 100% in the form of stock options, 100% in the form of RSUs, or 50% in the form of stock options and 50% in the form of RSUs. Based on each NEO’s selection, in August 2021 the Compensation Committee granted new equity awards as set forth below.

Name	Dollar Value of Equity Award ($)	Stock Options(1) (#)		RSUs(2) (#)
Anthony Wood	16,000,000	118,830	(3)	—
Steve Louden	4,550,000	33,792	(4)	—
Stephen H. Kay	3,575,000	13,276	(5)	4,578	(6)
Mustafa Ozgen	3,900,000	28,965	(7)	—
Scott Rosenberg	4,875,000	18,103	(8)	6,242	(9)

(1)

The number of stock options was determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 60 trading days ending five days prior to the grant date, and multiplying that number by 2.9. We use an average stock price, rather than a single day stock price, to provide a more stabilized stock value less susceptible to possible swings in the market.

(2)

The number of RSUs was determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 60 trading days ending five days prior to the grant date.

(3)	Vests ratably each month over one year with a first vesting date of September 14, 2024, subject to continuous service with us as of each vesting date.

(4)	Vests ratably each month over one year with a first vesting date of July 28, 2024, subject to continuous service with us as of each vesting date.

(5)	Vests ratably each month over one year with a first vesting date of February 4, 2024, subject to continuous service with us as of each vesting date.

(6)	Vests ratably each quarter over one year with a first vesting date of March 1, 2024, subject to continuous service with us as of each vesting date.

(7)	Vests ratably each month over one year with a first vesting date of April 1, 2024, subject to continuous service with us as of each vesting date.

(8)	Vests ratably each month over one year with a first vesting date of December 4, 2023, subject to continuous service with us as of each vesting date.

(9)	Vests ratably each quarter over one year with a first vesting date of November 15, 2023, subject to continuous service with us as of each vesting date.

No Special Retirement, Health or Welfare Benefits

We have established a retirement plan intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the Code), for all U.S.-based employees who satisfy certain eligibility requirements. Currently, we do not match any contributions made to the plan by our employees, including our NEOs.

All other benefits offered to our NEOs, such as medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and accidental death and dismemberment insurance and basic life insurance coverage, are offered on the same basis as offered to our U.S.-based full-time employees.

Roku, Inc. 2022 Proxy Statement	33

Limited Perquisites and Other Personal Benefits

Generally, we do not provide perquisites or other personal benefits to our NEOs.

Employment, Severance, and Change of Control Agreements

The initial terms and conditions of employment of each of Mr. Louden, Mr. Kay, Mr. Ozgen, and Mr. Rosenberg were set forth in written employment terms agreements. Each of these agreements was approved by our Chief Executive Officer or our Board. We believed these agreements were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization. Mr. Wood, who is our founder and serves as our President and Chief Executive Officer, does not have an employment terms agreement. Each of our NEOs is an “at will” employee and may be terminated at any time, with or without cause, subject to the severance obligations described under “Executive Compensation—Potential Payments on Termination or Change of Control” below and has executed our standard Employee Proprietary Information and Inventions Assignment Agreement. Each of our NEOs is also a party to our Amended and Restated Severance Benefit Plan (the Severance Benefit Plan), which provides for certain employee benefits upon a qualifying termination of employment. For a summary of the material terms of the change of control and severance agreements and an estimate of the payments and benefits that may be received by our NEOs under these agreements, see “Executive Compensation—Potential Payments on Termination or Change of Control” below.

Other Compensation Policies and Practices

Equity Grant Policy

Our Compensation Committee has delegated authority, in accordance with applicable law, our certificate of incorporation, and our bylaws, to an equity award committee comprised of our Chief Executive Officer and our Chief Financial Officer, either of whom has the authority to make certain types of equity awards to our employees (other than the executives who report directly to the Chief Executive Officer) under the 2017 Plan. Pursuant to the policy, awards approved by the equity award committee must be granted on the first trading day of every month, except that, beginning in 2022, annual awards approved by the equity award committee in connection with the summer compensation review cycle must be granted on the third Friday of August. Awards approved by the equity award committee also must be within pre-set guidelines that our Compensation Committee reviews and approves.

Stock Ownership Guidelines

In April 2020, our Board, upon the recommendation of our Compensation Committee, adopted mandatory stock ownership guidelines for our Board, Chief Executive Officer, and our Senior Vice Presidents reporting directly to our Chief Executive Officer. The Compensation Committee determined that adopting stock ownership guidelines would help align the interests of our directors and executives with those of our stockholders and may act as a risk mitigation device.

The stock ownership guidelines are based on the individual holding “eligible shares” with a value equal to a multiple of his or her annual base salary or annual cash retainer, as follows:

Position	Ownership Guideline
Non-Employee Director	5x annual cash retainer (retainer is currently $45,000)
Chief Executive Officer	5x annual base salary
Senior Vice Presidents Reporting to CEO	1x annual base salary

34	Roku, Inc. 2022 Proxy Statement

For purposes of this calculation, “eligible shares” include (1) shares of Roku’s common stock owned outright by such individual and (2) 50% of the intrinsic value of the vested and unexercised in-the-money stock options held by such individual.

Each individual covered by the guidelines will have until the later of December 31, 2024 or the end of the calendar year that is five years from the date that such individual became subject to the guidelines to achieve the minimum ownership requirements. After such achievement period has lapsed, each individual’s compliance will be determined on the first calendar day of each year. In the event that any covered individual fails to satisfy the minimum requirements, our Board will have the discretion to take a number of actions as it determines appropriate, including prohibiting the individual from selling any shares acquired through the vesting or the exercise of equity awards, other than shares needed to pay applicable taxes and exercise prices, until the minimum requirements of the guidelines are met.

Clawback Policy

To further align our executive compensation program with the interests of our stockholders, in April 2020, our Board, upon the recommendation of the Compensation Committee, approved a policy for the recoupment of certain incentive compensation (the clawback policy). The clawback policy applies to each of our executive officers, as well as certain other senior officers of Roku designated by our Board. The clawback policy provides our Board with the discretion to recover incentive compensation paid to an individual covered by the policy to the extent that (1) Roku is required to restate its financial statements due to material noncompliance with financial reporting requirements and (2) our Board determines that the covered individual engaged in misconduct that contributed to such noncompliance. Incentive compensation subject to such recoupment includes any bonus compensation (to the extent we award such compensation) or equity compensation (other than stock options granted under the Supplemental Option Program) granted or earned by the individual during the three fiscal years preceding the determination of misconduct, as well as any excess proceeds received by an individual in a sale of Roku common stock acquired pursuant to an equity award when the sale occurred during such three-year period and was following the release of earnings corresponding to the financial statements that were required to be restated.

Anti-Hedging and Anti-Pledging Policy

Under our insider trading policy, all members of our Board, executive officers, employees, and certain contingent workers, and any entities or immediate family members or others whose trading activities are controlled by any of such persons, are prohibited from engaging in hedging transactions to protect against a decline in value of our common stock. Such transactions include, but are not limited to, short sales, transactions in put or call options, margin accounts, and other inherently speculative transactions. Additionally, we prohibit members of our Board, executive officers, employees, and certain contingent workers, and any entities or immediate family members or others whose trading activities are controlled by any of such persons, from pledging shares of our common stock as collateral for personal loans.

Say-on-Pay Vote

At our 2021 annual meeting of stockholders, we held a non-binding, advisory stockholder vote on the compensation of our NEOs, which resulted in 89.7% of votes approving our “say-on-pay” proposal (this figure does not include broker non-votes). We value the opinions of our stockholders, and our Compensation Committee will consider the outcome of future stockholder advisory votes, including the vote that will take place at the Annual Meeting, when it makes compensation decisions regarding our NEOs.

Roku, Inc. 2022 Proxy Statement	35

Tax and Accounting Implications

Deductibility of Executive Compensation

Under Section 162(m) of the Code (Section 162(m)), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible, unless the compensation qualifies for the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of Roku and its stockholders, which may include providing for compensation that is not deductible by Roku due to the deduction limit under Section 162(m). Our Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with Roku’s business needs.

No Gross-ups of Parachute Payments

We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the officer might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2021, and we have not agreed and are not otherwise obligated to provide any NEOs with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We account for equity compensation paid to our employees under FASB ASC Topic 718, which requires us to measure the grant date fair value of our equity-based awards and recognize the grant date fair value as an expense over the requisite service period of the award. This calculation is performed for accounting purposes and reported in the tables below under the heading “Executive Compensation,” even though the recipient of the awards may never realize any value from the awards.

Compensation Risk Assessment

Our management team and the Compensation Committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our NEOs. Compensia, the Compensation Committee’s independent compensation consultant, performed an assessment of our executive compensation plans, practices, and policies. Management conducted a parallel assessment of our non-executive employee compensation plans, practices, and policies. Both assessments concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Roku. The Compensation Committee has reviewed these reports and agreed with the conclusions.

The risk assessment process considered various features of our compensation plans, practices, and policies that discourage excessive or unnecessary risk taking, including but not limited to the following:

•	Pay program oversight by an independent Compensation Committee;
•	Formal annual review of executive compensation peer group, market positioning, and cash/equity mix;
•	Executive compensation pay mix that ties compensation to long-term company performance;
•	Comprehensive formal insider trading policies prohibiting pledging or margining of our stock and engaging in hedging activities;
•	Formal policies for equity administration;

36	Roku, Inc. 2022 Proxy Statement

•	Formal clawback policy;
•	Formal stock ownership guidelines;
•	Sales compensation practices that are consistent with market norms and do not overemphasize commissions;
•	Reasonable severance/change of control agreements;
•	Use of an independent compensation consultant; and
•	Inclusion of an annual limit on non-employee director compensation in the equity plan and regular reviews of director compensation levels against peers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Roku’s Annual Report on Form 10-K for the year ended December 31, 2021.

Compensation Committee

Ray Rothrock (Chair)

Ravi Ahuja

Neil Hunt

Roku, Inc. 2022 Proxy Statement	37

Executive Compensation

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the years ended December 31, 2021, 2020, and 2019.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Anthony Wood	2021	1,200,000	(2)	—		—		16,917,387	16,305	(3)	18,133,692
President and Chief Executive Officer	2020	1,200,000	(2)	—		—		14,122,763	40,805	(4)	15,363,568
	2019	1,200,000	(2)	—		—		11,459,221	16,303	(3)	12,675,524
Steve Louden	2021	700,000		—		—		4,810,842	16,305	(3)	5,527,147
Chief Financial Officer	2020	700,000		—		—		3,956,818	16,305	(3)	4,673,123
	2019	700,000		—		—		2,551,791	16,303	(3)	3,268,094
Stephen H. Kay	2021	500,000		—		1,632,423		1,851,061	16,305	(3)	3,999,789
Senior Vice President, General	2020	500,000		—		—		2,374,113	16,305	(3)	2,890,418
Counsel and Secretary	2019	500,000		—		768,439		758,651	16,303	(3)	2,043,393
Mustafa Ozgen	2021	875,000		—		—		4,038,564	16,305	(3)	4,929,869
Senior Vice President and General	2020	875,000		—		—		3,165,466	26,881	(7)	4,067,347
Manager, Account Acquisition	2019	740,385		100,000	(5)	11,040,849	(6)	—	64,368	(7)	11,945,602
Scott Rosenberg	2021	800,000		—		2,225,772		2,524,085	16,305	(3)	5,566,162
Senior Vice President and General	2020	800,000		—		—		4,329,098	16,305	(3)	5,145,403
Manager, Platform Business	2019	800,000		—		1,955,889		1,871,855	16,303	(3)	4,644,047

(1)

Amounts shown in these columns do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each RSU or stock option, as applicable, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements in our Annual Reports on Form 10-K filed with the SEC on February 18, 2022, February 26, 2021, and March 2, 2020, respectively. In the case of stock options, our NEOs will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

(2)

Pursuant to the Supplemental Option Program, Mr. Wood elected to forego $240,000, $400,000, and $500,000 of this amount during 2021, 2020, and 2019, respectively, in exchange for monthly grants of vested stock options at an intended valuation equal to the amount of such foregone salary. Such stock option grants are reflected in the “Grants of Plan-Based Awards” table below.

(3)	Represents medical and life insurance premiums paid by Roku on behalf of the NEO.

(4)

Represents medical and life insurance premiums and fees for one-time security consulting services paid by Roku on behalf of Mr. Wood. In 2020, because of the visibility of our company, we authorized one-time security consulting services for Mr. Wood to address safety concerns resulting from his position as our Chief Executive Officer.

(5)	Represents a one-time signing bonus of $100,000 in connection with Mr. Ozgen joining Roku in February 2019.

(6)	As this grant was Mr. Ozgen’s initial equity award made in connection with his joining Roku in February 2019, it represents four years of award vesting.

(7)

Represents medical and life insurance premiums paid on behalf of Mr. Ozgen, as well as relocation benefits paid in connection with his joining Roku in February 2019. Relocation benefits of $49,424 were paid in 2019.

38	Roku, Inc. 2022 Proxy Statement

Pay Ratio

As required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of Anthony Wood, our Chief Executive Officer, during 2021. We consider the pay ratio specified to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

For 2021, our last completed fiscal year:

•	The annual total compensation of the median employee of Roku (excluding our Chief Executive Officer) was $262,665;

•	The annual total compensation of our Chief Executive Officer, as reported in the “Summary Compensation Table” above, was $18,133,692; and

•	The ratio of the annual total compensation of our Chief Executive Officer to the median employee’s annual total compensation is 69:1.

To determine the median employee of Roku (other than the Chief Executive Officer), the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•	We selected December 31, 2021 (our fiscal year end) as the date upon which we identified our employee population and median employee.

•

We determined that, as of December 31, 2021, our employee population consisted of 3,036 employees globally, including active full-time, part-time, and temporary employees (with such total employee population consisting of 2,528 U.S. employees and 508 international employees), of which 2,912 were considered in identifying the median employee. As permitted by SEC rules, we excluded all of our employees located in China (117 employees), Brazil (5 employees), and India (2 employees). These 124 employees constituted approximately 4.1% of our total employee population.

•

We used the total compensation of each employee, consisting of salary (including target commission, where applicable) and equity awards, as a consistently applied measure to identify our median employee. In making this determination, we annualized the compensation of all newly hired employees during this period. For hourly employees, we used a reasonable estimate of hours worked multiplied by the employee’s hourly rate as a reasonable estimate of salary.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Roku, Inc. 2022 Proxy Statement	39

Grants of Plan-Based Awards in 2021

The following table provides information regarding grants of plan-based awards to our NEOs for the year ended December 31, 2021.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Anthony Wood	8/16/21	—		118,830	(2)	356.58	16,917,387
	1/4/21	—		304	(3)	317.90	33,086
	2/1/21	—		139	(3)	416.20	19,896
	3/1/21	—		138	(3)	420.31	20,144
	4/1/21	—		175	(3)	331.90	20,457
	5/3/21	—		173	(3)	335.31	20,345
	6/1/21	—		166	(3)	347.71	20,270
	7/1/21	—		133	(3)	435.67	20,394
	8/2/21	—		138	(3)	421.37	20,235
	9/1/21	—		158	(3)	368.10	20,405
	10/1/21	—		184	(3)	314.46	20,444
	11/1/21	—		183	(3)	317.72	20,717
	12/1/21	—		279	(3)	207.75	20,664
Steve Louden	8/16/21	—		33,792	(4)	356.58	4,810,842
Stephen H. Kay	8/16/21	4,578	(5)	13,276	(6)	356.58	3,483,484
Mustafa Ozgen	8/16/21	—		28,965	(7)	356.58	4,038,564
Scott Rosenberg	8/16/21	6,242	(8)	18,103	(9)	356.58	4,749,857

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each RSU or stock option, as applicable, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 18, 2022. In the case of stock options, our NEOs will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

(2)	Vests ratably each month over one year with a first vesting date of September 14, 2024, subject to continuous service with us as of each vesting date.

(3)

Pursuant to the Supplemental Option Program, such options were granted, and vested upon grant, in exchange for Mr. Wood’s foregone salary as described in Note 2 to the “Summary Compensation Table” above.

(4)	Vests ratably each month over one year with a first vesting date of July 28, 2024, subject to continuous service with us as of each vesting date.

(5)	Vests ratably each quarter over one year with a first vesting date of March 1, 2024, subject to continuous service with us as of each vesting date.

(6)	Vests ratably each month over one year with a first vesting date of February 4, 2024, subject to continuous service with us as of each vesting date.

(7)	Vests ratably each month over one year with a first vesting date of April 1, 2024, subject to continuous service with us as of each vesting date.

(8)	Vests ratably each quarter over one year with a first vesting date of November 15, 2023, subject to continuous service with us as of each vesting date.

(9)	Vests ratably each month over one year with a first vesting date of December 4, 2023, subject to continuous service with us as of each vesting date.

40	Roku, Inc. 2022 Proxy Statement

Outstanding Equity Awards as of December 31, 2021

The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2021.

Name	Grant Date	Vesting Commencement Date	Option Awards						Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Anthony Wood	7/24/2012	8/23/2014	25,000	(1)	—		2.76	7/24/2022	—	—
	8/11/2015	9/11/2015	839,163	(2)	—		5.64	8/10/2025	—	—
	8/15/2017	9/12/2019	833,333		—		8.82	8/14/2027	—	—
	8/19/2018	9/13/2021	90,851		181,702	(3)	56.07	8/18/2028	—	—
	2/1/2019	2/1/2019	2,304	(4)	—		45.21	1/31/2029	—	—
	3/1/2019	3/1/2019	1,507	(4)	—		69.08	2/28/2029	—	—
	4/1/2019	4/1/2019	1,508	(4)	—		69.11	3/31/2029	—	—
	5/1/2019	5/1/2019	1,635	(4)	—		63.69	4/30/2029	—	—
	6/3/2019	6/3/2019	1,161	(4)	—		89.71	6/2/2029	—	—
	7/1/2019	7/1/2019	1,140	(4)	—		91.37	6/30/2029	—	—
	8/1/2019	8/1/2019	1,033	(4)	—		100.85	7/31/2029	—	—
	8/1/2019	9/14/2022	—		287,730	(3)	100.85	7/31/2029	—	—
	9/3/2019	9/3/2019	664	(4)	—		156.88	9/2/2029	—	—
	10/1/2019	10/1/2019	1,017	(4)	—		102.40	9/30/2029	—	—
	11/1/2019	11/1/2019	711	(4)	—		146.50	10/31/2029	—	—
	12/2/2019	12/2/2019	766	(4)	—		136.07	12/1/2029	—	—
	1/2/2020	1/2/2020	759	(4)	—		137.10	1/1/2030	—	—
	2/3/2020	2/3/2020	758	(4)	—		127.50	2/2/2030	—	—
	3/2/2020	3/2/2020	843	(4)	—		114.67	3/1/2030	—	—
	4/1/2020	4/1/2020	1,173	(4)	—		82.42	3/31/2030	—	—
	5/1/2020	5/1/2020	847	(4)	—		114.02	4/30/2030	—	—
	6/1/2020	6/1/2020	856	(4)	—		112.95	5/31/2030	—	—
	7/1/2020	7/1/2020	753	(4)	—		128.39	6/30/2030	—	—
	8/3/2020	8/3/2020	597	(4)	—		161.82	8/2/2030	—	—
	8/17/2020	9/14/2023	—		256,934	(3)	145.71	8/16/2030	—	—
	9/1/2020	9/1/2020	539	(4)	—		179.27	8/31/2030	—	—
	10/1/2020	10/1/2020	483	(4)	—		200.34	9/30/2030	—	—
	11/2/2020	11/2/2020	467	(4)	—		206.88	11/1/2030	—	—
	12/1/2020	12/1/2020	338	(4)	—		285.71	11/30/2030	—	—
	1/4/2021	1/4/2021	304	(4)	—		317.90	1/3/2031	—	—
	2/1/2021	2/1/2021	139	(4)	—		416.20	1/31/2031	—	—
	3/1/2021	3/1/2021	138	(4)	—		420.31	2/28/2031	—	—
	4/1/2021	4/1/2021	175	(4)	—		331.90	3/31/2031	—	—
	5/3/2021	5/3/2021	173	(4)	—		335.31	5/2/2031	—	—
	6/1/2021	6/1/2021	166	(4)	—		347.71	5/31/2031	—	—
	7/1/2021	7/1/2021	133	(4)	—		435.67	6/30/2031	—	—
	8/2/2021	8/2/2021	138	(4)	—		421.37	8/1/2031	—	—
	8/16/2021	9/14/2024	—		118,830	(3)	356.58	8/15/2031	—	—
	9/1/2021	9/1/2021	158	(4)	—		368.10	8/31/2031	—	—
	10/1/2021	10/1/2021	184	(4)	—		314.46	9/30/2031	—	—
	11/1/2021	11/1/2021	183	(4)	—		317.72	10/31/2031	—	—
	12/1/2021	12/1/2021	279	(4)	—		207.75	11/30/2031	—	—

Roku, Inc. 2022 Proxy Statement	41

Name	Grant Date	Vesting Commencement Date	Option Awards						Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Steve Louden	5/16/2017	7/26/2019	16,339		—		6.12	5/15/2027	—		—
	5/16/2017	7/26/2019	6,993		—		6.12	5/15/2027	—		—
	8/19/2018	7/27/2020	110,724		36,908	(5)	56.07	8/18/2028	—		—
	8/1/2019	7/28/2022	—		64,073	(3)	100.85	7/31/2029	—		—
	8/17/2020	7/28/2023	—		71,986	(3)	145.71	8/16/2030	—		—
	8/16/2021	7/28/2024	—		33,792	(3)	356.58	8/15/2031	—		—
Stephen H. Kay	1/23/2014	1/2/2015	3,216		—		2.94	1/23/2024	—		—
	1/23/2014	1/2/2015	40		—		2.94	1/23/2024	—		—
	3/23/2015	4/23/2015	2,436		—		5.64	3/22/2025	—		—
	5/16/2017	2/2/2019	21,993		—		6.12	5/15/2027	—		—
	8/19/2018	2/3/2020	50,531		2,197	(5)	56.07	8/18/2028	—		—
	8/1/2019	2/4/2022	—		19,049	(3)	100.85	7/31/2029	—		—
	8/1/2019	3/1/2022	—		—		—	—	7,620	(6)	1,738,884
	8/17/2020	2/4/2023	—		43,192	(3)	145.71	8/16/2030	—		—
	8/16/2021	2/4/2024	—		13,276	(3)	356.58	8/15/2031	—		—
	8/16/2021	3/1/2024	—		—		—	—	4,578	(6)	1,044,700
Mustafa Ozgen	3/1/2019	6/1/2019	—		—		—	—	49,946	(7)	11,397,677
	8/17/2020	4/1/2023	—		57,589	(3)	145.71	8/16/2030	—		—
	8/16/2021	4/1/2024	—		28,965	(3)	356.58	8/15/2031	—		—
Scott Rosenberg	5/17/2016	6/17/2016	15,151	(2)	—		5.64	5/16/2026	—		—
	11/15/2016	12/15/2016	30,020		—		5.64	11/14/2026	—		—
	3/6/2017	3/14/2017	35,613		—		5.70	3/5/2027	—		—
	5/16/2017	6/16/2017	7,511		—		6.12	5/15/2027	—		—
	8/15/2017	9/15/2017	82,666		—		8.82	8/14/2027	—		—
	7/13/2018	8/13/2018	100,676		—		48.76	7/12/2028	—		—
	8/19/2018	12/3/2020	60,635		—		56.07	8/18/2028	—		—
	8/1/2019	12/4/2021	4,040		44,448	(3)	100.85	7/31/2029	—		—
	8/1/2019	11/15/2021	—		—		—	—	14,547	(6)	3,319,625
	8/17/2020	12/4/2022	—		80,624	(3)	145.71	8/16/2030	—		—
	8/16/2021	12/4/2023	—		18,103	(3)	356.58	8/15/2031	—		—
	8/16/2021	11/15/2023	—		—		—	—	6,242	(6)	1,424,424

Note: Each vesting schedule described below is subject to the NEO’s continuous service. Equity awards granted prior to September 28, 2017 were granted under our 2008 Equity Incentive Plan and equity awards granted after September 28, 2017 were granted under our 2017 Plan. The market values of the RSU awards that have not vested were calculated by multiplying the number of shares underlying the award by $228.20, the closing price of our Class A common stock on December 31, 2021 (the last day of our fiscal year).

(1)

This stock option was subject to milestone vesting tied to our gross revenue and valuation. In November 2014, Roku’s Board determined that certain of these milestones were met, and 83,333 shares vested in September 2014 and 83,333 shares vested in September 2015.

(2)	This stock option was repriced in the fourth quarter of 2016.

(3)	1/12th of the total shares subject to this stock option vest monthly with the first vest occurring on the vesting commencement date.

(4)

Pursuant to the Supplemental Option Program, these stock options were granted, and vested upon grant, in exchange for Mr. Wood’s foregone salary as described in Note 2 to the “Summary Compensation Table” above.

(5)	1/24th of the total shares subject to this stock option vest monthly with the first vest occurring on the vesting commencement date.

(6)	This RSU award vests in 4 substantially equal quarterly installments with the first vest occurring on the vesting commencement date.

(7)	This RSU award vests in 16 substantially equal quarterly installments with the first vest occurring on the vesting commencement date.

42	Roku, Inc. 2022 Proxy Statement

Stock Option Exercises and Stock Vested in 2021

The following table provides certain information regarding stock option exercises and stock vested by our NEOs during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Anthony Wood	1,465,000	524,653,373	—	—
Steve Louden	50,000	23,355,264	—	—
Stephen H. Kay	—	—	10,546	3,719,781
Mustafa Ozgen	—	—	39,957	14,093,855
Scott Rosenberg	153,472	45,944,575	33,107	12,034,085

(1)

The value realized on exercise represents the difference between the exercise price per share of the stock option and the market price of our Class A common stock at the time of exercise. The value realized was determined without considering any taxes that may have been owed.

(2)

The value realized upon vesting of RSUs was calculated by multiplying the number of shares vested by the closing price of our Class A common stock on the vest date. The value realized was determined without considering any taxes that may have been owed.

Pension Benefits

Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.

Potential Payments on Termination or Change of Control

Each NEO participates in our Severance Benefit Plan, which was approved by our Board in May 2016 and amended in July 2019. In the event of an involuntary termination without cause not in connection with a change of control event, our Chief Executive Officer will be entitled to receive a lump-sum cash payment equal to 12 months base salary and all other NEOs will be entitled to receive a lump-sum cash payment equal to nine months base salary. In addition, in the event that such involuntary termination occurs, or the NEO resigns for good reason (as defined in the Severance Benefit Plan), in connection with or within 12 months following a change of control (as defined in the Severance Benefit Plan), the NEO will be entitled to receive the lump-sum severance payment described above and 100% of his unvested equity awards will vest immediately. All such severance benefits are subject to the participant signing a general release of all known and unknown claims in substantially the form provided in the Severance Benefit Plan.

Roku, Inc. 2022 Proxy Statement	43

The following table summarizes the estimated payments and benefits that would be provided to our NEOs upon termination or a change of control, assuming the triggering event took place on December 31, 2021.

Name(1)	Involuntary Termination of Employment Without Cause ($)		Involuntary Termination of Employment or Voluntary Resignation for Good Reason within 12 Months Following a Change of Control ($)
Anthony Wood
Severance Payment	1,200,000	(2)	1,200,000	(2)
Equity Acceleration	—		89,113,266	(3)
Total	1,200,000		90,313,266
Steve Louden
Severance Payment	525,000	(2)	525,000	(2)
Equity Acceleration	—		20,450,796	(3)
Total	525,000		20,975,796
Stephen H. Kay
Severance Payment	375,000	(2)	375,000	(2)
Equity Acceleration	—		9,150,551	(3)
Total	375,000		9,525,551
Mustafa Ozgen
Severance Payment	656,250	(2)	656,250	(2)
Equity Acceleration	—		16,148,194	(3)
Total	656,250		16,804,444
Scott Rosenberg
Severance Payment	600,000	(2)	600,000	(2)
Equity Acceleration	—		17,055,176	(3)
Total	600,000		17,655,176

(1)

All NEOs are subject to a better-after-tax provision whereby we would either pay such person (i) the full amount of their severance benefits or, alternatively, (ii) an amount of certain severance benefits otherwise payable to them such that the severance benefits will not be subject to the tax imposed by Section 4999 of the Code, whichever produces the better after-tax result for such NEO.

(2)

Under the Severance Benefit Plan, cash severance payments consist of a lump-sum payment equal to the product of multiplying the sum of the NEO’s then-current monthly base salary (as defined in the Severance Benefit Plan) and the participant’s severance multiplier (12 months for Mr. Wood and nine months for the other NEOs). This severance payment will be paid on the 60th day following the separation from service.

(3)

In the event of an involuntary termination of employment or voluntary resignation for good reason (as defined in the Severance Benefit Plan) in connection with or within 12 months following a change of control (as defined in the Severance Benefit Plan), any unvested portion of an equity award granted under the 2017 Plan will vest in full and become exercisable immediately prior to the effective date of such change of control. The estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable NEO by the difference between the exercise price of the stock option and the closing price of our Class A common stock on December 31, 2021, which was $228.20. The estimated benefit amount of unvested RSUs was calculated by multiplying the number of unvested RSUs by the closing price of our Class A common stock on December 31, 2021, which was $228.20.

44	Roku, Inc. 2022 Proxy Statement

Certain Relationships and Related Transactions

We have adopted a Related Person Transaction Policy providing that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related person transaction with us without the prior consent of our Audit Committee (or other independent members of our Board if it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest). Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 and the related person has a direct or indirect interest, must first be presented to our Audit Committee for review, consideration, and approval. If a related person transaction was not a related person transaction when it was originally consummated, or was not identified as such prior to consummation, it will be submitted to the Audit Committee for review and ratification as soon as reasonably practicable. In approving or rejecting any such transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to: the risks, costs, and benefits to Roku; the impact on our directors’ independence; the terms of the transaction; the availability of other sources for comparable services or products; and the terms available to or from unrelated third parties or to or from employees generally.

Below is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Employment Arrangements and Equity Grants

We have entered into written employment terms agreements with our NEOs other than Mr. Wood and have adopted a Severance Benefit Plan. For more information regarding these arrangements, see “Compensation Discussion and Analysis—Employment, Severance, and Change of Control Arrangements” and “Executive Compensation—Potential Payments on Termination or Change of Control.” We have granted equity awards to our NEOs and members of our Board. For a description of these equity awards, see “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws will provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our certificate of incorporation and bylaws will also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by our Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Roku, Inc. 2022 Proxy Statement	45

Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of Roku’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Roku. Officers, directors, and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2021, our officers, directors, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

Annual Report on Form 10-K and SEC Filings

We have filed our Annual Report on Form 10-K for the year ended December 31, 2021 (the Annual Report) with the SEC. Our Annual Report and this proxy statement are posted on our investor relations website (roku.com/investor) and are available on the SEC’s website (www.sec.gov).

A copy of our Annual Report is also available without charge upon written request to us via email at ir@roku.com. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to the office of our Corporate Secretary at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112.

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and such information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC, are not deemed to be “soliciting material” and are not deemed “filed” with the SEC. In addition, this proxy statement includes several website addresses or references to additional company reports found on those websites. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports, is not part of this proxy statement and is not incorporated by reference.

46	Roku, Inc. 2022 Proxy Statement

ROKU, INC. 1155 COLEMAN AVENUE SAN JOSE, CA 95110 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ROKU2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D77908-P73169 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ROKU, INC. The Board of Directors recommends you vote FOR ALL of the following nominees: 1. To elect two Class II directors to serve until the 2025 Annual Meeting of Stockholders. Nominees: For Withhold 1a. Gina Luna ! ! 1b. Ray Rothrock ! ! 2. To elect one Class III director to serve until the 2023 Annual Meeting of Stockholders. Nominee: For Withhold 2a. Jeffrey Hastings ! ! The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 3. Advisory vote to approve our named executive officer compensation. ! ! ! 4. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending ! ! ! December 31, 2022. 5. To conduct any other business properly brought before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D77909-P73169 ROKU, INC. Annual Meeting of Stockholders June 9, 2022 9:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Anthony Wood, Steve Louden and Stephen Kay, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ROKU, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 9, 2022, live via the internet at www.virtualshareholdermeeting.com/ROKU2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side